UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gouverneur Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	37-2102925
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

42 Church Street, Gouverneur, New York	13642
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-272548

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.01 per share

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered

For a description of the Registrant’s securities to be registered, reference is made to the sections “Description of Gouverneur Bancorp, Inc. Common Stock” and “Market for the Common Stock” of the Registrant’s definitive Prospectus, dated as of August 14, 2023 and filed on August 24, 2023, pursuant to SEC Rule 424(b)(3) (the “Prospectus”), which sections are hereby incorporated by reference. For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to the sections “Restrictions on Acquisition of Gouverneur Bancorp, Inc.” and “Description of Gouverneur Bancorp, Inc. Common Stock” of the Prospectus, which sections are incorporated herein by reference.

Item 2.	Exhibits

1.	Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders:

(a)	Articles of Incorporation

Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-272548), as initially filed on June 9, 2023 and as subsequently amended.

(b)	Bylaws

Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-272548), as initially filed on June 9, 2023 and as subsequently amended.

(c)	Plan of Conversion and Reorganization

Incorporated by reference to Exhibit 2.0 to the Registrant’s Registration Statement on Form S-1 (File No. 333-272548), as initially filed on June 9, 2023 and as subsequently amended.

2.	A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to the Registrant’s Registration Statement on Form S-1 (File No. 333-272548), as initially filed on June 9, 2023 and as subsequently amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOUVERNEUR BANCORP, INC.

Date: October 30, 2023	By:	/s/ Charles C. Van Vleet, Jr.
Charles C. Van Vleet, Jr.
President and Chief Executive Officer